UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2009

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 12, 2009, United States Steel Corporation (the “Corporation”) entered into an amendment and restatement of its $750,000,000 Credit Agreement dated May 11, 2009 (the “Amended Credit Agreement”) with the lenders party thereto, the LC issuing banks party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent (the “Agent”).  The Corporation simultaneously entered into a Security Agreement (the “Security Agreement”) with the Agent providing for a security interest in the majority of its domestic inventory.  In connection with the execution and delivery of the Amended Credit Agreement and the Security Agreement, the Corporation also entered into an intercreditor agreement (the “Intercreditor Agreement”) among U. S. Steel Receivables LLC (the Corporation’s wholly-owned special-purpose bankruptcy-remote subsidiary), PNC Bank, National Association, The Bank of Nova Scotia and the Agent in its capacity as the collateral agent under the Amended Credit Agreement (the “Collateral Agent”).

The Amended Credit Agreement establishes a borrowing base formula for borrowings and eliminates the previous financial covenants that consisted of interest and leverage coverage ratios.  The Amended Credit Agreement contains a new financial covenant requiring the Corporation to maintain a fixed charge coverage ratio (consolidated EBITDA less certain capital expenditures and cash income tax expense to certain fixed charges as defined in the Amended Credit Agreement) of at least 1.10 to 1.00 for the most recent four consecutive quarters when availability under the Amended Credit Agreement is less than the greater of 15% of the total aggregate commitments and $112.5 million.  The Amended Credit Agreement includes revised pricing and other customary terms and conditions, and will expire on May 11, 2012.  The borrowing base formula, the elimination of the interest and leverage covenants and the addition of the new fixed charge ratio will become effective upon the delivery of certain borrowing base documentation that the Corporation expects to deliver later this month.  The facility will also be reduced to $734,500,000 to reflect the termination of the Lehman Brothers Commercial Bank commitment.  Pursuant to the Security Agreement, the Corporation grants the Collateral Agent a security interest in a majority of its domestic inventory, certain accounts receivable and related collateral.  The Intercreditor Agreement addresses the priority of the security interests in the Corporation’s domestic receivables between The Bank of Nova Scotia in its capacity as the collateral agent under the Corporation’s second amended and restated receivables purchase agreement dated as of September 27, 2006 and the Collateral Agent.

The Amended Credit Agreement, the Security Agreement and the Intercreditor Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the transactions described under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1
AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 11, 2007 and amended and restated as of June 12, 2009 among UNITED STATES STEEL CORPORATION, the LENDERS party hereto, the LC ISSUING BANKS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

10.2	SECURITY AGREEMENT dated as of June 12, 2009 between UNITED STATES STEEL CORPORATION AND JPMORGAN CHASE BANK, N.A., as Collateral Agent.

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10.3
INTERCREDITOR AGREEMENT dated as of June 12, 2009 by and among PNC BANK, NATIONAL ASSOCIATION as a Funding Agent, THE BANK OF NOVA SCOTIA, as a Funding Agent and as Receivables Collateral Agent, JPMORGAN CHASE BANK, N.A., as Lender Agent, U. S. STEEL RECEIVABLES LLC as Transferor and UNITED STATES STEEL CORPORATION as Originator, as Initial Servicer and as Borrower.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated:  June 16, 2009

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